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                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT

     AGREEMENT, dated as of the 27th day of January, among Neurotech Development Corporation, a Delaware corporation (the "Company"), and Wellington Capital Corporation (the "Buyer").

                                   WITNESSETH

     WHEREAS, the Company and the Buyer have entered into a consulting agreement (the "Consulting Agreement") dated as of the date hereof which, among other things, provides for the issuance of options to purchase 10,000,000 shares of Common Stock (as hereinafter defined) to the Buyer as partial payment for services to be rendered by the Buyer pursuant to the Consulting Agreement; and

     WHEREAS, the Company and the Buyer desire to set out in this Agreement the various stockholder rights of the Buyer.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.   Definitions.

     Capitalized terms used and not otherwise defined herein that are defined in the Consulting Agreement shall have the meanings given such terms in the Consulting Agreement. As used in this Agreement, the following terms shall have the following meanings:

     1.1  "Advice" shall have meaning set forth in Section 3(m).

     1.2 "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated" "controlling" and "controlled" have meanings correlative to the foregoing.

     1.3 "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

     1.4  "Commission" means the United States Securities and Exchange
          Commission.

     1.5 "Common Stock" means the Company's common stock, par value $.O1 per share.

     1.6 "Effectiveness Period" shall have the meaning set forth in Section 2.1(b).

     1.7  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.8 "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

     1.9  "Indemnified Party" shall have the meaning set forth in Section 5(b).

     1.10 "Indemnifying Party" shall have the meaning set forth in Section
          5(b).
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     1.11 "Losses" shall have the meaning set forth in Section 5(a).

     1.12 "Options" means collectively the options for the purchase of Common Stock issuable to the Buyer pursuant to the Consulting Agreement and the Stock Option Agreement (as defined in the Consulting Agreement).

     1.13 "Option Shares" means the shares of Common Stock issuable upon exercise in full of the Options.

     1.14 "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     1.15 "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     1.16 "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     1.17 "Registrable Securities" means the Option Shares.

     1.18 "Registration Statement" means any registration statement filed under the Securities Act in accordance herewith, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     1.19 "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     1.20 "Securities Act" means the Securities Act of 1933, as amended.

     1.21 "Special Counsel" means one special counsel to the Holder.

2.   Registration.

     2.1  Demand Registration.

     (a) If the Company at any time after the date hereof shall receive a written request from the Holder that the Company effect a registration on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form) and any related qualification or compliance with respect to all or a part of the Registrable Securities, then the Company shall, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested

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         and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, subject to Section 2.1(c).

     (b) The Company shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is five years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent (the "Effectiveness Period").

     (c) Payments by the Company. The Company shall cause each Registration Statement required to be filed pursuant to Section 2.1(a) hereof to become effective as soon as practicable, but in no event later than the ninetieth (90th) day following a Written Request (each a "Registration Deadline"). If (i) the Registration Statement required to be filed by the Company pursuant to Section 2.1(a) hereof is not declared effective by the SEC on or before the Registration Deadline applicable to such Registration Statement, (ii) if, after any such Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities required to be covered by such Registration Statement cannot be made pursuant to such Registration Statement (by reason of a stop order or the Company's failure to update the Registration Statement or any other reason outside the control of the Holders) or (iii) the Common Stock (including any Registrable Securities) is not listed or included for quotation on the OTC Bulletin Board ("OTCBB") or the Nasdaq SmallCap Market ("NSM"), at any time after the initial Registration Deadline hereunder, then the Company will make payments to the Holders in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Holders by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Holder such number of shares of Common Stock equal to two percent (2%) of the outstanding Common Stock, on a fully diluted basis (the "Penalty Shares") for each thirty (30) day period (A) after a Registration Deadline and prior to the date the applicable Registration Statement filed pursuant to Section 2(a) is declared effective by the SEC, and (B) during which sales of any Registrable Securities cannot be made pursuant to any such Registration Statement after the Registration Statement has been declared effective or the Common Stock (including any Registrable Securities) is not listed or included for quotation on the OTCBB or NSM. Provided however, that there shall be excluded from each such period any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Holders) required by the Holders in the Registration Statement with respect to information relating to the Holders, including, without limitation, changes to the plan of distribution. The Penalty Shares shall be issued to the Holder within five (5) days after the end of each period that gives rise to such obligation, and shall be free and clear of all liens, pledges, encumbrances, charges and claims thereon. The Penalty Shares, shall on or before the time of delivery, be duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder to personal liability by reason of such issuance.

     2.2 Piggyback Registrations.

     (a) The Company shall notify the Holder in writing at least thirty (30) days prior to the filing of a Registration Statement for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit

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         plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford to the Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by the Holder. If the Holder desires to include in any such registration statement all or any part of the Registrable Securities it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If the Holder decides not to include all of its Registrable Securities in a Registration Statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     (b) If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holder. In such event, the right of the Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. The Holder agrees to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holder; third, to any shareholder of the Company on a pro rata basis. Notwithstanding the immediately prior sentence, no such reduction shall reduce the amount of securities of the Holder included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by the Holder without the written consent of the Holder. To the extent that any shares of the Holder are not included to any such underwritten offering, they shall nevertheless be included in the Registration Statement relating thereto but shall be precluded from public sale for such period of time after the commencement of the underwritten offering as shall be requested by the underwriter, but in no event for more than 90 days after the comment of the underwritten offering.

3.   Registration Procedures.

     In connection with the Company's registration obligations hereunder, the Company shall as expeditiously as reasonably possible:

     (a) Prepare and file with the Commission a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) and use commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to the Holder and its Special Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holder and its Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Special Counsel to such Holder, to conduct a

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         reasonable investigation within the meaning of the Securities Act.

     (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period;
         (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify the Holder of Registrable Securities to be sold and its Special Counsel as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than three (3) Business Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to the Holder); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;
         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

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     (e) Furnish to the Holder and its Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

     (f) Promptly deliver to the Holder and its Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

     (g) Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holder and its Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

     (h) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request at least two Business Days prior to any sale of Registrable Securities.

     (i) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (j) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Bulletin Board, Nasdaq SmallCap Market or any other market, if any, on which Common Stock are then listed.

     (k) Make available for inspection by the selling Holder and any attorney or accountant retained by such selling Holder, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such

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          Holder, attorney or accountant in connection with the Registration
          Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iii) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

     (1)  Comply with all applicable rules and regulations of the Commission.

     (m) The Company may require the selling Holder to furnish to the Company such information regarding the distribution of such Registrable Securities and the beneficial ownership of Common Stock held by such Holder as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          The Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

          The Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(i), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

4.     Registration Expenses.

     All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company and whether or not a Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses) (A) with respect to filings required to be made with NASDAQ or any subsequent market on which the Common Stock is then listed for trading, and

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(B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of its counsel) in connection with qualifications or exemptions of the Registrable Securities, (ii) printing expenses (including, without limitation, expenses of printing Registration Statements and/or Prospectuses and certificates for Registrable Securities),
(iii) messenger, telephone and delivery expenses of the Company, (iv) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (v) reasonable attorneys fees and expenses incurred by the Holder in connection with the review of the Registration Statement provided hereunder. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.   Indemnification.

     (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

     (b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding

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          and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party; provided, however, that the Indemnifying Party shall be responsible for the fees and expenses of one counsel for all such Indemnified Parties unless an Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent all such Indemnified Parties, in which case such Indemnified Party shall be permitted, at the expense of the Indemnifying Party, to employ separate counsel). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

     (c) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

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

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.   Miscellaneous.

     (a) Remedies. In the event of a breach by the Company or by the Holder, of any of their obligations under this Agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. So long as the Company uses commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as agreed in
          Section 3(a) hereof, Holder shall have no right to claim, and does hereby waive any claim, for any damages or other remedy for any delay or failure of the Commission to declare the Registration Statement effective.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

     (c) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time) on a Business Day, (iii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date; or (iv) upon receipt, when delivered by a reputable overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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

         If to the Company:  Neurotech Development Corporation
                             45 Orchard Street
                             Manhasset, NY 11030
                             Facsimile: 516-869-9667
                             Attention: Bernard Artz

         If to Buyer, to its address in the Consulting Agreement.

         Each party shall provide five days' prior written notice to the other party of any change in address or telephone number.

         If to any other Person who is then the registered Holder:

         To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     (f) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

     (g) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                               NEUROTECH DEVELOPMENT CORPORATION

                               By: /s/ Bernard Artz
                                  --------------------------------------
                                  Name:  Bernard Artz
                                  Its:   Chairman & CFO

                               WELLINGTON CAPITAL CORPORATION

                               By: /s/ Marc Sharinn  /s/ Colm O. Wrynn
                                  --------------------------------------
                                  Name:  Marc Sharinn/Colm O. Wrynn
                                  Title: President   /Secretary/Treasurer

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